CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Paradise Music & Entertainment, Inc. on Form S-3 dated January 7, 1999 (file # 333-69581) and Form S-3 dated July 29, 1999 (file # 333-83517) of our report, dated August 10, 1999 except for note 14 as to which the date is September 24, 1999 on our audits of the consolidated financial statements of Paradise Music & Entertainment, Inc. as of June 30, 1999 and for the years ended June 30, 1999 and 1998.


                                        Rothstein, Kass & Company, P.C.